Exhibit 23.1

               Consent of Independent Certified Public Accountants

         We hereby consent to the inclusion in this Annual Report on Form 10-KSB of our report dated February 1, 2006 on the consolidated financial statements of MEMS USA, Inc. and to the incorporation by reference of such report into the Registrant's Registration Statement on Form S-8 (SEC File No. 333-120758).

                                                      STONEFIELD JOSEPHSON, INC.

Santa Monica, California
February 1, 2006